                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                     __________________________________

                                  FORM T-1

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE
                   ACT OF 1939 OF A CORPORATION DESIGNATED
                              TO ACT AS TRUSTEE

                      _________________________________

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2)

                           COLORADO NATIONAL BANK
             (Exact name of trustee as specified in its charter)


            Not Applicable                                 84-0173545
   (Jurisdiction of incorporation or                     (I.R.S. Employer
organization if not a U.S. National Bank)              Identification No.)


           950  17th Street
           Denver, Colorado                                  80202
(Address of principal executive offices)                  (Zip code)

                      _________________________________

                          Stillwater Mining Company
             (Exact name of obligor as specified in its charter)


                Delaware                                   81-0480654
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)


         536 East Pike Avenue
          Columbus, Montana                                   59019
(Address of principal executive offices)                   (Zip code)

                       __________________________________

                   7% Convertible Subordinated Notes Due 2003
                      (Title of the indenture securities)

ITEM 1.  GENERAL  INFORMATION

Furnish the following information as to the Trustee.

    (a) Name and address of each examining or supervising authority to which it is subject.

                     Comptroller of the Currency
                     Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

                     Yes

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR

If the obligor is an affiliate of the trustee, describe each such affiliation.

                     None

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16.     LIST OF EXHIBITS

List below all exhibits filed as a part of this Statement of Eligibility.

Each of the exhibits listed below, other than Exhibits 6 and 7, are filed with the Securities and Exchange Commission as exhibits to Statement of Eligibility under the Trust Indenture Act of 1939, as amended, in connection with the Registration Statement of Ultimate Electronics, Inc. File No. 33-88740, under the same exhibit number and are incorporated herein by reference.

         1.    Copy of Articles of Association.

         2.    Copy of Certificate of Authority to Commence Business.

         3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

         4.    Copy of existing By-Laws.

         5.    Copy of each Indenture referred to in Item 4.  Not applicable.

         6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 attached to this Form T-1).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8.    Not applicable.

         9.    Not applicable.

                                      NOTE


    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Colorado National Bank, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, on the 19th day of September, 1996.

                                        COLORADO NATIONAL BANK
[SEAL]

                                        /s/ Colleen A. Carwin
                                        -----------------------------------
                                        Colleen A. Carwin
                                        Trust Officer


/s/ Gretchen L. Middents
- -----------------------------------
Gretchen L. Middents
Assistant Secretary

                                   EXHIBIT 6

                                    CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, COLORADO NATIONAL BANK hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:   September 19, 1996


                                        COLORADO NATIONAL BANK


                                        /s/ Colleen A. Carwin
                                        -----------------------------------
                                        Colleen A. Carwin
                                        Trust Officer

                             EXHIBIT 7 TO FORM T-1

                  CONSOLIDATED REPORT OF CONDITION FOR INSURED
                  COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS
                               FOR JUNE 30, 1996

                             COLORADO NATIONAL BANK
                   OF 950 17th STREET, DENVER, COLORADO 80202

                                                                                    DOLLAR AMOUNTS IN
                                                                                        THOUSANDS
                                                                                  --------------------
                                     ASSETS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin  . . . . . . . . . . .                    431,099
  Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . .                          0
Securities: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Held to maturity securities . . . . . . . . . . . . . . . . . . . . . . .                          0
  Available for sale securities . . . . . . . . . . . . . . . . . . . . . .                    548,752
Federal Funds sold and securities purchased under agreements to resell:
  Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . .                      4,035
  Securities purchased under agreements to resell . . . . . . . . . . . . .                          0
Loans and lease financing receivables:
  Loans and leases, net of unearned income  . . . . . . . . . . . . . . . .       5,600,384
  Less: Allowance for loan and lease losses . . . . . . . . . . . . . . . .          94,575
  Less: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . .               0
  Loans and leases, net of unearned income, allowance, and reserve  . . . .                  5,505,809
Trading Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          0
Premises and fixed assets (including capitalized leases)  . . . . . . . . .                     67,243
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . .                      3,012
Investments in unconsolidated subsidiaries and associated companies . . . .                          0
Customer's liability to this bank on acceptances outstanding  . . . . . . .                      3,336
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     14,904
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    113,098
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  6,691,288

                                  LIABILITIES

Deposits:
  In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . .                  5,109,723
  Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,432,033
  Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,677,690
  In foreign offices, Edge and Agreement subsidiaries, and IBF's  . . . . .
  Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Federal funds purchased and securities sold under agreements to repurchase:
  Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . .                    404,780
  Securities sold under agreements to repurchase  . . . . . . . . . . . . .                     28,595
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . .                          0
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          0
Other Borrowed money:
  With a remaining maturity of one year or less . . . . . . . . . . . . . .                    301,373
  With a remaining maturity of more than one year . . . . . . . . . . . . .                    102,479
Mortgage indebtedness and obligations under capitalized leases  . . . . . .                      2,603
Bank's liability on acceptances executed and outstanding  . . . . . . . . .                      3,336
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . .                    172,400

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
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    137,669
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  6,262,958

                                 EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     89,977
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    172,200
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . .                    167,798
Net unrealized holding gains (Losses) on available-for-sale securities  . .                    (1,645)
Cumulative foreign currency translation adjustments . . . . . . . . . . . .                          0
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    428,330
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND EQUITY CAPITAL  . . . .
                                                                                             6,691,288